AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") dated as of December 3, 2008 between 1-800-Flowers.com, Inc. (the "Company") and Christopher G. McCann (the "Executive").

     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of July 1, 1999 (the "Agreement");

     WHEREAS, the Company and the Executive wish to amend the Agreement as set forth herein in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1. Section 5(a) is amended by adding the following sentence to the end thereof:

          "Any bonus payable under this Section shall be paid to the Executive after the end of the Company's last fiscal year for which it is earned but no later than the fifteenth day of the third month of the fiscal year following the Company's last fiscal year for which the bonus is earned."

2. Section 6(c) and Section 11(a)(iii), both of which relate to split dollar life insurance, are deleted. 3. New Section 24 is added to read in its entirety as follows:

           (a) It is intended that this Agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and any regulations and guidelines promulgated thereunder (collectively, "Section 409A"), to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. If an amendment of the Agreement is necessary in order for it to comply with
     Section 409A, the parties hereto will negotiate in good faith to amend the Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible. No action or failure to act pursuant to this Section 24 shall subject the Company to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect the Executive from the obligation to pay any taxes, interest or penalties pursuant to Section 409A of the Code.

          (b) Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of his or her "separation from service" (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company to be a "specified employee" (within the meaning of Treas. Reg.
     Section 1.409A-1(i)), then with regard to any payment or benefit that is considered deferred compensation under Section 409A payable on account of a "separation from service" that is required to be delayed pursuant to
     Section 409A(a)(2)(B) of the Code (after taking into account any applicable exceptions to such requirement), such payment or benefit shall be made or provided on the date that is the earlier of (i) the expiration of the six
     (6)-month period measured from the date of the Executive's "separation from service," or (ii) the date of the Executive's death (the "Delay Period"). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 24 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment, references to the Executive's "termination of employment" (and corollary terms) with the Company shall be construed to refer to Executive's "separation from service" (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company.

          (c) With respect to any reimbursement or in-kind benefit arrangements of the Company and its subsidiaries that constitute deferred compensation for purposes of Section 409A, except as otherwise permitted by Section 409A, the following conditions shall be applicable: (i) the amount eligible for reimbursement, or in-kind benefits provided, under any such arrangement in one calendar year may not affect the amount eligible for reimbursement, or in-kind benefits to be provided, under such arrangement in any other calendar year (except that the health and dental plans may impose a limit on the amount that may be reimbursed or paid), (ii) any reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., "payment shall be made within thirty (30) days after termination of employment"), the actual date of payment within the specified period shall be within the sole discretion of the Company. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A."

4. Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

5. All questions concerning the construction, validity and interpretation of this Amendment and the Agreement shall be construed and governed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

6. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.



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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.




                                                /s/ Christopher G. McCann
                                                -------------------------------
                                                Christopher G. McCann
                                                President